                              Katten Muchin Zavis
                       525 West Monroe Street, Suite 1600
                               Chicago, IL 60661
                                  312-902-5200


                                 June 28, 2000



divine interVentures, inc.
4225 Naperville Road, Suite 400
Lisle, Illinois 60532

     RE:  REGISTRATION STATEMENT ON FORM S-1
          ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel for divine interVentures, inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-1, as amended (File No. 333-92851) (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the Company's public offering of up to 14,285,000 shares (the "Shares") of its Class A Common Stock, $0.001 par value per share (the "Class A Common Stock"), including up to 2,142,750 shares of Class A Common Stock issuable upon exercise of the Underwriters' (as defined herein) overallotment option. This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have relied, as to matters of fact, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants and transfer agent and registrar for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Company's Second Amended and Restated Certificate of Incorporation, as amended, and the form of the proposed Third Amended and Restated Certificate of Incorporation of the Company, (c) the Company's By-laws, (d) records of proceedings of the Board of Directors of the Company, (e) the Company's stock records, (f) the form of Underwriting Agreement (the Underwriting Agreement") proposed to be entered into between the Company and FleetBoston Robertson Stephens Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Bear, Stearns & Co. Inc., William Blair & Company, L.L.C. and DLJdirect Inc., as representatives of the several underwriters to be named therein (collectively, the "Underwriters") and
(g) a proposed form of specimen certificate representing the Class A Common
Stock.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that, when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock, and such certificates are delivered to, and the Shares are paid for by, the Underwriters as contemplated by the Underwriting Agreement, the up to 14,285,000 Shares covered by the Registration Statement (including the up to 2,142,750 Shares issuable upon exercise of the Underwriters' over-allotment options) will be validly issued, fully paid and non-assessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof.

     We hereby consent to use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                    Very truly yours,


                                    KATTEN MUCHIN ZAVIS